EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-82242 of Dean Witter, Discover & Co. ("DWDC") on Form S-8 (relating to the Dean Witter Reynolds Inc. Account Executive Productivity Compensation Plan) of our reports dated February 21, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of DWDC for the year ended December 31, 1995.




New York, New York
February 18, 1997